                                                                EXHIBIT 10.15(e)

                   FIFTH AMENDMENT AND MODIFICATION AGREEMENT
                   ------------------------------------------
                 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
                 ----------------------------------------------


     This FIFTH AMENDMENT AND MODIFICATION AGREEMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") is dated as of the 2nd day of August, 1996, in Tulsa, Oklahoma, by and between CHICAGO MINIATURE LAMP, INC., an Oklahoma corporation ("CML") and INDUSTRIAL DEVICES, INC., a New Jersey corporation ("IDI") (CML and IDI being collectively referred to herein as the "Borrowers"), and BANK IV OKLAHOMA, N.A., a national banking association (the "Bank").

                                R E C I T A L S
                                - - - - - - - -

     A. Borrowers and the Bank made, executed and entered into that certain Third Amended and Restated Credit Agreement dated as of June 30, 1995 (the "Original Credit Agreement") as amended by (i) that certain First Amendment and Modification Agreement (the "First Amendment") dated as of December 6, 1995,
(ii) that certain Second Amendment and Modification Agreement (the "Second Amendment") dated as of February 23, 1996, (iii) that certain Third Amendment and Modification Agreement dated as of April 26, 1996 (the "Third Amendment"), and (iv) that certain Fourth Amendment and Modification Agreement dated as of July 22, 1996 (the "Fourth Amendment") (the Original Credit Agreement as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment thereto being collectively referred to herein as the "Credit Agreement") whereby Borrowers have been entitled to borrow and the Bank has agreed to lend, subject to the terms of the Credit Agreement:

          (i) up to the original principal amount of $5,000,000.00 in the form of a revolving loan as evidenced by that certain Revolving Credit Note dated June 30, 1995 made, executed and delivered by Borrowers to the Bank in the original principal amount of $5,000,000.00;

          (ii) up to the original principal amount of $8,000,000.00 in the form of an LC Revolving Loan to support Letters of Credit as evidenced by that certain LC Revolving Credit Note dated July 22, 1996, made, executed and delivered by Borrowers to the Bank in the original principal amount of $8,000,000.00; and

          (iii) up to the original principal amount of $30,000,000.00 in the form of a non-revolving Acquisition Loan not to exceed the original principal amount of $30,000,000.00. In connection with the Acquisition Loan, the Borrowers have made, executed and delivered to the Bank (a) that certain Acquisition Note ("Acquisition Note #1") dated December 6, 1995, in the original principal amount of $5,000,000.00 and (b) that certain Acquisition Note ("Acquisition Note #2) dated March 21, 1996, in the original principal amount of $9,000,000.00 and (c) that certain Acquisition Note ("Acquisition Note #3) dated April 26, 1996, for Japanese yen the Current Dollar Equivalent of which is $8,000,000.00.

Except as specifically defined herein, all capitalized terms shall have the same meaning as set forth in the Credit Agreement.

     B. As of the date hereof there is currently outstanding under the Revolving Credit Note the principal amount of $4,278,558.40. Further, attached hereto as Exhibit "A" is a summary of Letters of Credit and Banker's Acceptances
          -----------
outstanding as of the date hereof under the LC Revolving Credit Loan and the Revolving Credit Loan respectively. The principal amount of $4,608,063.05 is outstanding under Acquisition Note #1 and Acquisition Note #2 has been paid in full. Further, the entire original principal amount of Acquisition Note #3 is outstanding as of the date hereof.

     C. Repayment of the Notes, along with any and all other Indebtedness of Borrowers to the Bank, is secured by a first priority security interest in and to Borrowers' Collateral as defined in the Credit Agreement and Security Instruments.

     D. Repayment of the Notes, along with repayment of any and all other Indebtedness of Borrowers to the Bank, is also unconditionally guaranteed by each of (i) Plastomer, Inc., an Ontario corporation ("Plastomer") pursuant to that certain Guarantee dated as of June 30, 1995 made, executed and delivered by Plastomer to the Bank, (ii) CML Fiberoptics, Inc., a Massachusetts corporation ("CML Fiberoptics") pursuant to that certain Guarantee dated as of April 26, 1996 made, executed and delivered by CML Fiberoptics to the Bank, (iii) Electro Fiberoptics Corp., a Massachusetts corporation ("Electro Fiberoptics") pursuant to that certain Guarantee dated as of April 26, 1996 made, executed and delivered by Electro Fiberoptics to the Bank, and (iv) Fredon Development Industries, Inc., a New Jersey corporation ("Fredon") pursuant to that certain Guarantee dated as of April 26, 1996 made, executed and delivered by Fredon to the Bank (Plastomer, CML Fiberoptics, Electro Fiberoptics and Fredon being collectively referred to herein as the "Guarantors"). Further, performance by each Guarantor under its respective Guaranty is secured by a first priority security interest in and to certain personal property of each Guarantor as provided in their respective Guarantor Security Agreement.

     E. Borrowers have requested that an advance be made under the Acquisition Loan in the form of Japanese Yen for the purpose of refinancing the outstanding balance of the Revolving Credit Note and a portion of the balance of the Acquisition Note #1 as of the date hereof and the Bank has agreed to do so, subject to the terms and conditions hereof and in connection therewith, the parties desire to amend and modify the Credit Agreement and other Loan Documents as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals, the conditions, covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereby mutually agree as follows:

     1.  Additional Definitions.
         -----------------------

          a.  "Acquisition Note #4" shall mean the Acquisition Note issued by
              ---------------------
     the Bank under the Acquisition Loan in the form as shown in Exhibit "B"
                                                                 -----------
     attached hereto and made a part hereof, to be delivered to the Bank pursuant to Paragraph 4(a) below, together with all extensions, renewals, modifications, substitutions and changes in form thereof which may be from time to time and for any term or terms effected.

          b.  "Applicable Reserve Cost" shall mean in connection with
              -------------------------
     Acquisition Note #4 (provided such definition shall not modify such term in connection with Acquisition Note #3 as provided in the Third Amendment), the Bank's applicable reserve costs, liabilities, expenses and assessments pursuant to requirements of applicable law or any applicable governmental or quasi-governmental rule, regulation, policy, guideline or directive regarding the making, funding or maintaining of the Eurocurrency Advance under Acquisition Note #4 (including without limitation any reserve requirements of Regulation D).

          c.  "Current Dollar Equivalent" shall mean at any date the amount of
              ---------------------------
     Dollars into which the outstanding principal amount of the specific Acquisition Note for which such calculation is being made, as of such date, may be converted, at the spot rate at which Dollars are offered to the Bank for the Permitted Currency in an amount comparable to such principal amount outstanding under such Note at approximately 10:00 a.m. (Tulsa Time) on the second Business Day prior to such date.

          d.  "Dollar" or "$" shall mean lawful money of the United State of
              --------    ---
     America.

          e.  "Eurocurrency Advance" shall mean the advance under Acquisition
              ----------------------
     Note #4, or any other Acquisition Note which is in the form of a Eurocurrency Advance, in the Permitted Currency which bears interest at the Eurocurrency Rate.

          f.  "Eurocurrency Base Rate"  the rate of interest per annum
              -------------------------
     determined by the Bank in its discretion to be the rate at which deposits are offered in the Permitted Currency two Business Days prior to the first day of such Eurocurrency Interest Period for delivery on such day.

          g.  "Eurocurrency Interest Period"  With respect to Acquisition Note
              ------------------------------
     #4, a period of twelve months from the date of funding of the Eurocurrency Advance by the Bank under Acquisition Note #4 (provided such definition shall not modify such term in connection with Acquisition Note #3 as provided in the Third Amendment). Such interest period shall end on (but exclude) the day which corresponds numerically to such date twelve months thereafter; provided that if there is no such numerically corresponding day in such next succeeding twelfth month, such Interest Period shall end on the last Business Day of such next succeeding twelfth month. If an interest period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided however that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

          h.  "Eurocurrency Rate" means with respect to the Eurocurrency
              -------------------
     Interest Period, a rate per annum equal to the sum of (i) the Eurocurrency Base Rate plus (ii) one percent (1%) plus (iii) the Applicable Reserve
               ----                       ----
     Costs.

          i.  "Permitted Currency" shall mean Japanese yen.
              --------------------

          j.  "Regulation D" shall mean Regulation D of the Board of Governors
              --------------
     of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          k.  "Reserve Requirements" means with respect to an Interest Period,
              ----------------------
     the maximum aggregate reserve requirements (including all basic, supplemental, marginal and other reserves) of general application which is imposed under Regulation D on Eurocurrency liabilities.

     2.   Euro-Yen Loan under Acquisition Note #4.
          ----------------------------------------

     a. Concurrently with the execution hereof, Borrowers shall execute and deliver to the Bank the Acquisition Note #4 whereby Borrowers shall borrow and the Bank shall lend to Borrowers an amount of the Permitted Currency equal to 865,120,000 Japanese Yen as of the date hereof, for which the Current Dollar Equivalent is equal to $8,000,000.00. The Acquisition Note #4 shall be dated as of the date hereof, and shall bear interest at the Eurocurrency Rate payable at maturity. Interest shall be calculated on the basis of a year of 360 days but assessed for the actual number of days elapsed in each accrual period.
Borrowers acknowledge that the Bank shall be under no duty or obligation to make any additional or further loans or advances under the Acquisition Loan or otherwise under the Credit Agreement in the form of the Permitted Currency or any other foreign currency.

     b. The proceeds of Acquisition Note #4 shall be used by Borrowers to first reduce the outstanding principal amount of the Revolving Credit Note to zero and the balance of such proceeds shall be applied to the reduction of the principal of Acquisition Note #1.

     c. Except as otherwise prohibited hereby or in the Credit Agreement, Borrowers may from time to time make prepayments of principal under Acquisition Note #4, subject however to Paragraph 3(g) below. All advances made by the Bank on Acquisition Note #4 and all payments or prepayments of principal and interest thereon made by Borrowers shall be recorded by the Bank in its records, and the aggregate unpaid principal amount so recorded shall be conclusive evidence of the principal amount owing and unpaid on the Acquisition Note #4. The failure to so record shall not, however, limit or otherwise affect the obligations of Borrowers hereunder or under the Acquisition Note #4 to repay the principal amount thereof
together with all interest accrued thereon.   All payments and prepayments of
principal and interest under Acquisition Note #4 shall be made in the Permitted Currency. Any payments or prepayments on Acquisition Note #4 received by the Bank after 2:00 o'clock P.M. (applicable current time in Tulsa, Oklahoma) shall be deemed to have been made on the next succeeding Business Day. All outstanding principal of and accrued interest on Acquisition Note #4 not previously paid shall be due and payable at maturity on August 11, 1997.

     d. Notwithstanding anything herein or in the Credit Agreement to the contrary, the advance made under Acquisition Note #4 may be continued as a Eurocurrency Advance when an Event of Default or Default has occurred and is continuing. During the continuance of a Default, the Bank may, at its option, by notice to the Borrowers, declare that the outstanding principal amount of Acquisition Note #4 shall bear interest for the remainder of the Interest Period and continuing until paid in full at the Default Rate based upon the Current Dollar Equivalent of Acquisition Note #4 determined on a daily basis.

     e. For purposes of calculating the Collateral Borrowing Base, the outstanding principal amount of Acquisition Note #4 shall be shown at the Equivalent Dollar Value thereof as of the date of such calculation.

     f. All sums payable by Borrowers or any Guarantors, whether in respect to principal, interest, fees or otherwise, under Acquisition Note #4 shall be paid without deduction for any present and future taxes, levies, impost, charges or withholdings imposed by any country, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (a "Governmental Authority") thereof or therein, any jurisdiction from which any or all of such payments are made and any political subdivision or taxing authority thereof or therein.

     g. If any payment under Acquisition Note #4 occurs on a date which is not the last day of the Interest Period, whether because of acceleration, prepayment, subsequent to an Event of Default or otherwise, Borrowers hereby indemnify Bank and hold the Bank harmless from and against any loss or cost incurred by the Bank resulting therefrom, including, but not limited to, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurocurrency Advance and the cost of acquiring any Permitted Currency which the Bank must acquire to satisfy any forward contract in which the Bank has entered for disposition of the Permitted Currency upon the prepayment of Acquisition Note #4, and the obligation of Borrowers hereunder shall be part and parcel of the Indebtedness of Borrowers to the Bank.

     h. Borrowers hereby indemnify and hold the Bank harmless of and from any and all claims, losses or damages, arising from any fluctuation or change in the exchange or currency rate applicable to the Permitted Currency at any time during the term of Acquisition Note #4 or upon or after the maturity thereof.

     i. Effective as of the date hereof, if any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of general application which is enacted or imposed after the date of this Agreement or any interpretation thereof or the compliance of the Bank therewith (i) subject the Bank to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal, state or local taxation of the overall net income of the Bank) or changes the basis of taxation of payment to the Bank in respect to its loans or other amounts due it hereunder, or (ii) imposes or increases or deems applicable any reserve, assessment, insurance, charge, special deposit or a similar requirement against assets of deposits with or for the account of or credit extended by the Bank, or
(iii) imposes any other condition, the result of which is to increase the cost to the Bank of maintaining loans or reduces any amount received by the Bank in connection with the loans or requires the Bank to make any payment calculated by reference to the amount of the loans held or interest received by it by an amount deemed material by such Bank, then within 15 days of demand by the Bank, the Borrowers shall pay the Bank that portion of such increased expense incurred or reduction in an amount received which the Bank determines is attributable to making, funding and maintaining its Loans.

     3.   Conditions Precedent.  The obligation of the Bank to make the
          ---------------------
Eurocurrency Advance as contemplated herein is subject to the satisfaction of all of the following conditions (in addition to the other terms and conditions set forth herein):

          a. There shall exist no Event of Default or Default, under the Credit Agreement or any other Loan Documents, as amended hereby.

          b. The representations, warranties and covenants set forth in the Credit Agreement, as amended herein, shall be true and correct on and as of the closing of the transaction contemplated herein.

          c. All corporate proceedings of each of Borrowers or Guarantors shall be taken in connection with the transactions contemplated by this Agreement and all other Loan Documents and shall be satisfactory in form and substance to the Bank and its counsel; and the Bank shall have received certified copies, in form and substance satisfactory to the Bank and its counsel, of the Articles or Certificate of Incorporation and By-Laws of each of Borrowers and Guarantors and the resolutions of the Board of Directors of each of Borrowers and Guarantors as adopted, authorizing the execution and delivery of this Agreement, Acquisition Note #4, and all other the Loan Documents, as applicable, the borrowings under this Agreement, and the granting of the security interests and mortgage liens in, and assignment and pledge of, the Collateral pursuant to the Security Instruments, to secure the payment of the Indebtedness.

          e. Borrowers shall have delivered the Acquisition Note #4 to the Bank, appropriately executed.

          f. Borrowers and the Guarantors, as the case may be, shall have delivered to the Bank all Security Instruments and all other Loan Documents contemplated hereby.

          g. The Bank shall have received such other information, documents and assurances as shall be reasonably requested by the Bank.

     4.   Ratification of Security Interests.  Borrowers hereby ratify, confirm
          ----------------------------------
and reaffirm all security interests, liens and other encumbrances created under the Credit Agreement, the Security Instruments, as amended consistent herewith, this Agreement, and all other Loan Documents as security for repayment of Borrowers' Indebtedness and all other unreleased security agreements, mortgages and deeds of trust in favor of the Bank, all of which shall continue in full force and effect and with the same priority as security for repayment and satisfaction of the Indebtedness and all extensions, modifications and renewals thereof, including but not limited to the Notes.

     5.   Ratification of Guaranty and Guarantor Security Agreements.  As a
          -----------------------------------------------------------
condition precedent to the execution hereof by the Bank, Borrowers shall cause each Guarantor to make, execute and deliver to the Bank a ratification of its respective Guaranty and Guarantor Security Agreement in substantially the form as set forth on Exhibit "C" attached hereto and made a part hereof.
                -----------

     6.   Modification, Ratification, Representations and Warranties.  The terms
          ----------------------------------------------------------
and provisions of the Credit Agreement and all other Loan Documents executed in connection therewith shall be deemed amended, modified, and changed through so as to reflect consistently the matters provided herein. As extended, amended, modified, renewed or changed consistent herewith, the terms and provisions of the Credit Agreement and all other Loan Documents shall remain in full force and effect and the Borrowers hereby ratify, reaffirm and reassert as of the date
                                                              --------------
hereof all covenants, representations, warranties, agreements and statements
- ------
contained therein. Further, and in addition to the representations, warranties and covenants hereby ratified and reaffirmed, Borrowers each certify, covenant, represent, and warrant to and with the Bank as follows:

          a. The Borrowers and each Subsidiary are duly organized, validly existing and in good standing under and by virtue of the Laws of its respective jurisdiction of incorporation, and are duly licensed and in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted or the property owned is such as to require licensing or qualification as such.

          b. The existence of each Borrower and their amenability to service of process in courts of the State of Oklahoma and all of their rights, franchises, privileges, permits, and licenses necessary for their respective businesses or for the ownership, location and/or operation of their respective property and assets, including, but not limited to, the Collateral shall at all times be preserved and maintained, and Borrowers shall conduct and maintain their respective businesses in an orderly, efficient and regular manner and in compliance with all applicable laws.

          c. The execution and delivery of this Agreement and all other documents to be executed and delivered by each of the Borrowers to the Bank pursuant hereto, and the due observance and performance by each of the Borrowers of its terms, provisions and covenants are within Borrowers' respective powers, have been duly authorized, will not contravene or violate any law or term or provision of Borrowers' Articles of Incorporation or By-laws or any corporate resolution of its respective shareholders or directors and will not contravene, violate or constitute a default under any contract, indenture, agreement or undertaking to which either of Borrowers is a party or by the terms of which either of Borrowers or any of their respective property or assets is bound.

          d. Borrowers' financial statements heretofore furnished to the Bank, have been prepared in conformity with GAAP, show all material liabilities, direct and contingent, and fairly present the financial condition of the Borrowers and any of their Subsidiaries as of such date and the results of its operations for the period then ended, and since such date there has been no material adverse change in the business, financial condition or operations of the Borrowers.

          e.  Attached hereto and made a part hereof as Exhibit "D" is a true a
                                                        -----------
     correct listing of all Subsidiaries and partnership interests of Borrowers. Except as set forth on the attached Exhibit "D" neither Borrowers or any of
                                         -----------
     their existing Subsidiaries owns any other Subsidiaries or partnership interests as of the date hereof.

          f.  Attached hereto and made a part hereof as Exhibit "E" and Exhibit
                                                        -----------     -------
     "F", respectively, is a true and correct Borrowing Base Certificate as well
     ---
     as a Compliance Certificate, both dated and effective as of June 2, 1996.

     7.   Obligations Unaffected.  Except as otherwise specified herein, the
          ----------------------
terms and conditions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of the Borrowers to the Bank pursuant to and as evidenced by the Credit Agreement and other Loan Documents. As a material inducement to the Bank to execute and deliver this Agreement, Borrowers hereby acknowledge that there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the obligations created or evidenced by the Loan Documents, including but not limited to the Notes. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the other Loan Documents, the terms and conditions of this Agreement shall control.

     8.   "Loan Documents" and "Credit Agreement".  The term "Loan Documents" as
          ---------------------------------------
used in the Credit Agreement shall be interpreted to include this Agreement, and all of the other documents heretofore or hereafter creating, evidencing, securing and/or relating to Indebtedness and obligations of the Borrowers to the Bank as contemplated or referenced herein. The term

"Credit Agreement" or "Loan Agreement" as may be used in any of the Loan Documents shall be interpreted to mean the Credit Agreement, together with and as modified by this Agreement.

     9.   Bank's legal Fees, Costs and Expenses.  In consideration of and as a
          -------------------------------------
condition precedent to the Bank's agreement to the execution, amendments and modifications described herein, Borrowers agree to and shall pay promptly all fees, including but not limited to the Bank's attorneys' fees, expenses and charges with respect to and in connection with this Agreement and all other documents contemplated hereby, including but not limited to, recording and filing fees, and fees and expenses of counsel employed by the Bank in connection with the documentation and closing of the transactions, amendments and modifications contemplated hereby, and the Borrowers hereby agree to pay promptly all hereafter incurred fees, including but not limited to attorneys' fees, expenses and charges of the Bank which are incidental to the enforcement, defense, amendment, modification, extension, renewal or change of the Credit Agreement, this Agreement or any other Loan Documents.

     10.  Separability.  If any provision of this Agreement and the other Loan
          ------------
Documents is held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the other provisions hereof, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had not been included herein.

     11.  Binding Effect.  Except as otherwise expressly provided herein, this
          --------------
Agreement will remain in effect until all of Borrowers' obligations to Bank under this Agreement have been fully discharged. This Agreement shall be binding upon Borrowers their respective successors and assigns, as applicable, and shall inure to the benefit of the Bank, its successors and assigns.

     12.  Headings.  The headings used herein are for convenience and
          --------
administrative purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

     13.  Governing Law and Jurisdiction.  This Agreement shall be deemed to
          ------------------------------
have been made or incurred under the Laws of the State of Oklahoma and shall be construed and enforced in accordance with and governed by the Laws of Oklahoma. For purposes of enforcing and/or interpreting the provisions of this Agreement and all other Loan Documents, the Borrowers hereby submit themselves to the jurisdiction of the Courts of the State of Oklahoma, and each of the Borrowers waives all objections to service of process therefrom.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.

                              CHICAGO MINIATURE LAMP, INC.
                              an Oklahoma corporation


                              By:/s/ Frank M. Ward
                                 -------------------------------
                                 Frank M. Ward, President


                              INDUSTRIAL DEVICES, INC.
                              a New Jersey corporation


                              By:/s/ Frank M. Ward
                                 -------------------------------
                                 Frank M. Ward, President

                                                                  "BORROWERS"



                              BANK IV Oklahoma, N.A.


                              By:/s/ John D. Pixley
                                 -------------------------------
                                 John D. Pixley, Senior Vice President

                                                                     "BANK"
120963

                                    Exhibits
                                    --------

          Exhibit A - List of Letters of Credit and Banker's Acceptances

          Exhibit B - Acquisition Note #4

          Exhibit C - Ratification of Guaranty

          Exhibit D - Subsidiary Listing

          Exhibit E - Borrowing Base Certificate

          Exhibit F - Compliance Certificate